UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2007

PATHMARK STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05287	22-2879612
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

200 Milik Street

Carteret, New Jersey 07008

(Address and zip code of principal executive offices)

(732) 499-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on March 4, 2007, Pathmark Stores, Inc., a Delaware corporation (the “Company”), entered into a definitive Agreement and Plan of Merger with The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (“A&P”) and Sand Merger Corp., a Delaware corporation and a wholly owned subsidiary of A&P (“Merger Sub”), pursuant to which A&P will acquire the Company through the merger of Merger Sub with and into the Company (the “Merger”). The Company previously disclosed that the Merger is subject to customary closing conditions, including the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Also as previously disclosed, on September 20, 2007, A&P and the Company entered into an agreement with the Federal Trade Commission (the “FTC”) pursuant to which A&P and the Company agreed, subject to certain conditions, that (i) A&P will notify the FTC at least two weeks prior to consummating A&P’s acquisition of the Company and (ii) such notice shall not be made before October 5, 2007. The Company also previously disclosed that on November 19, 2007, A&P issued a press release announcing that (i) on and effective as of November 13, 2007, A&P provided the required notice of its intent to consummate its acquisition of the Company and (ii) subject to approval by the commissioners of the FTC, A&P has reached an agreement with the staff of the FTC regarding required divestitures and has entered into definitive asset purchase agreements with specific buyers for certain stores.

On November 27, 2007, A&P issued a press release announcing that on November 27, 2007, a settlement was reached with the FTC pursuant to which a complaint and consent order were issued related to the proposed Merger. A&P and the Company expect to complete the Merger on or about December 3, 2007.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed in this report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, stock-based compensation expense, earnings estimates, Adjusted EBITDA, sales, same-store sales and capital expenditures and are indicated by words or phrases such as “anticipates,” “believe,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “ongoing,” “plans,” “projects,” “will” and similar words and phrases. By their nature, such forward-looking statements are subject to risks, uncertainties and other factors, which are, in many instances, beyond our control, that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management’s assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company’s operating areas, the competitive environment in which the Company operates, results of our merchandising, operating and cost reduction initiatives, medical and pension costs and other risks detailed from time to time in the Company’s reports and filings available from the Securities and Exchange Commission (the “SEC”). You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

Additional Information and Where to Find It

In connection with the Merger, the Company and A&P have filed with the SEC relevant materials, including a Definitive Joint Proxy Statement/Prospectus, as filed with the SEC on October 9, 2007. INVESTORS ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, A&P AND THE MERGER. The Definitive Joint Proxy Statement/Prospectus, and any other documents filed by the Company or A&P with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by (i) contacting the Company’s Investor Relations at (732) 499-3000, at 200 Milik Street, Carteret, NJ 07008, or by accessing the Company’s Investor Relations website; or (ii) contacting A&P’s Investor Relations at (201) 571-4537, at Box 418, 2 Paragon Drive, Montvale, NJ 07645, or by accessing A&P’s Investor Relations website. Investors are urged to read the Definitive Joint Proxy Statement/Prospectus and other related materials before making any voting or investment decisions with respect to the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.

Dated: November 28, 2007	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Senior Vice President, Secretary and General Counsel